Rand Logistics, Inc.

RAND LOGISTICS ACQUIRES TWO SELF-UNLOADING INTEGRATED TUG/BARGE UNITS FROM KK INTEGRATED SHIPPING

Acquisition will be accretive to free cash flow per common share by $0.25 to $0.30

New York, NY – February 14, 2011 – Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), today announced that it has acquired two Jones Act compliant, self-unloading integrated tug/barge units from KK Integrated Shipping (KKIS). The acquisition was structured with $35.5 million cash paid at closing (including $31.0 million financed with third party debt), $5.1 million of attractively priced junior seller paper and 1,305,963 shares of the Company’s common stock.

Laurence S. Levy, Chairman and CEO of Rand, stated, “We are very enthusiastic about this highly strategic acquisition and expect that it will result in an additional $0.25 to $0.30 in free cash flow per common share for our fiscal year ending March 31, 2012.”

Scott Bravener, President of Lower Lakes, commented, “The acquisition of these vessels allows us to expand our fleet at a price well below replacement cost, improve the profitability of our existing fleet by better aligning our assets to the trade patterns that they are best suited for and provides for greater flexibility in the scheduling of our vessels. Given our current order book as well as additional customer demand expected in connection with the acquisition, the two vessels are fully booked for the upcoming sailing season. In addition, as a result of this acquisition we have elected to defer a drydocking and major capital expenditure program planned for this winter for our smallest, oldest and least profitable vessel. The continued growth of our Company enhances our competitive position as a leading provider of bulk freight shipping services throughout the Great Lakes region and illustrates our long-term commitment to our customers, employees and shareholders.”

Further details regarding this transaction are included in the Company’s Form 10-Q, filed with the Securities and Exchange Commission on February 14, 2011.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.  Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in our markets; the weather conditions on the Great Lakes; and our ability to maintain and replace our vessels as they age.

For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission on June 16, 2010.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of fifteen vessels consisting of twelve self-unloading bulk carriers, including eight River Class vessels and one River Class integrated tug/barge unit, and three conventional bulk carriers, of which one is operated under a contract of affreightment.  The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company’s vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Marine Act – which requires only Canadian registered and crewed ships to operate between Canadian ports.

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.		Lesley Snyder
Laurence S. Levy, Chairman & CEO		(212) 863-9413
Edward Levy, President		LSnyder@randlogisticsinc.com
(212) 644-3450

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